Exhibit 23.2






Exhibit 23.2


       Consent of Independent Registered Certified Public Accounting Firm


We consent to the use in this Registration Statement of International Surfacing, Inc. on Form SB-2 (Amendment #4) of our report, dated April 14, 2003, except as to Note 1(A), which is as of April 7, 2004, which includes an emphasis paragraph relating to the uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
August 2, 2005